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                                                                    EXHIBIT 12.1


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
                                                                          FOR THE YEARS ENDED
                                                   ----------------------------------------------------------------
                                                     2002          2001          2000          1999          1998
                                                   --------      --------      --------      --------      --------
(In Thousands)

Earnings (loss) from continuing operations
  before income taxes and extraordinary items      $ 57,569      $ 53,622      $ 39,932      $ 46,898      $ 16,712
Fixed interest charges                              164,078       196,905       219,011       170,863       153,930
                                                   --------      --------      --------      --------      --------
Earnings (loss):
  Including fixed interest charges                  221,647       250,527       240,228       217,761       170,642
  Excluding interest expense on deposits            158,870       164,859       148,505       140,886       103,928
Fixed interest charges excluding interest
  expense on deposits                               101,301       111,237       120,801        93,988        87,216
Ratios:
Earnings including fixed interest charges
  to fixed interest charges                            1.35          1.27          1.13          1.27          1.11
Earnings to fixed interest excluding
  interest on deposits                                 1.57          1.48          1.23          1.50          1.19
Dollar deficiency of earnings to fixed
  interest charges                                 $     --      $     --      $     --      $     --      $     --
                                                   ========      ========      ========      ========      ========


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